Exhibit 99.3

Enbridge Appoints Pamela L. Carter as Chair of the Board, Effective January 1, 2023

CALGARY, ALBERTA, Nov. 30, 2022 /CNW/ - Enbridge Inc. (TSX: ENB) (NYSE: ENB) (Enbridge or the Company) today announced Pamela L. Carter as Chair of the Board effective January 1, 2023, coincident with the appointment of current Board Chair, Greg Ebel, as President & CEO on the same date. Mr. Ebel succeeds retiring President and CEO, Al Monaco.

Ms. Carter has served as a director of the Enbridge Board since 2017 and with a predecessor company since 2007. Most recently she has served as Chair of the Human Resources & Compensation Committee of the Board, member of the Sustainability and Safety & Reliability Committees and as a former Chair of the Governance Committee.

“Pamela brings continuity as a long serving Enbridge director and a commitment to Enbridge and its shareholders. Enbridge has benefitted from her broad experience including as a business leader in industrial, technology and infrastructure companies, her sound judgment and commitment to good governance,” said Mr. Ebel.

Ms. Carter is currently a member of the Board of Directors of Hewlett Packard Enterprise Company and Broadridge Financial Solutions, Inc. and served as a director of railway company CSX Corporation.

Ms. Carter was President of Cummins Distribution Business from 2008 until her retirement in 2015. Ms. Carter joined Cummins Inc. in 1997 and prior thereto, she served as the Attorney General for the State of Indiana and was the first African American woman to be elected state attorney general in the U.S.

Ms. Carter holds a BA (Bachelor of Arts) from the University of Detroit, MSW (Master of Social Work) from the University of Michigan, J.D. (Doctor of Jurisprudence) from McKinney School of Law, Indiana University, and attended the Harvard Kennedy School in Public Administration for Senior Executives in State Government.

Ms. Carter received a 2018 Sandra Day O’Connor Board Excellence Award honoring her for her demonstrated commitment to board excellence and diversity. She also received an award as one of the top 100 board members from NACD in 2018 and top 25 directors from Black Enterprise, 2018. Ms. Carter was named by Savoy Magazine as one of the 2021 Most Influential Black Corporate Directors. Her full biography is available here (link).

About Enbridge Inc.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil or renewable power networks and our growing European offshore wind portfolio. We’re investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on two decades of experience in renewable energy to advance new technologies including wind and solar power, hydrogen, renewable natural gas and carbon capture and storage. We’re committed to reducing the carbon footprint of the energy we deliver, and to achieving net zero greenhouse gas emissions by 2050. Headquartered in Calgary, Alberta, Enbridge’s common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com

Forward-Looking Information

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge. This information may not be appropriate for other purposes. Forward looking statements are typically identified by words such as “anticipate”, “expect”, “project”, ‘estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements.

Enbridge’s forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties discussed in this and in the Company’s other filings with Canadian and U.S. securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty, as these are interdependent, and Enbridge’s future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether because of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to Enbridge or persons acting on the Company’s behalf, are expressly qualified in their entirety by these cautionary statements.

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